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                                                              EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Starwood Lodging Trust and Starwood Lodging Corporation on Form S-3 (File Nos. 333-13411 and 333-13325) of our report dated January 31, 1996, appearing in the Annual Report on Form 10-K of Starwood Lodging Trust and Starwood Lodging Corporation for the year ended December 31, 1995, of our report dated March 8, 1996 on our audits of the combined financial statements and supplementary information of Winston-Salem Hotel Ventures, Inc.; Needham Hotel Ventures, L.P.; Needham Hotel Ventures, II, Inc.; Needham Hotel Ventures, Inc.; Minneapolis Hotel Ventures, Inc.; Palm Desert Hotel Ventures, Inc.; Allentown Hotel Ventures, Inc.; HOD Allentown I Corp.; HOD Allentown II Corp.; HOD Allentown Trust, Atlanta Hotel Ventures, Inc.; Tucson Hotel Ventures, Inc.; St. Louis Ventures, Inc.; and Arlington Heights Hotel Ventures, Inc. (collectively, the "Hotels of Distinction") as of and for the years ended December 31, 1995 and 1994, which report is included in the Company's current report on Form 8-K dated June 28, 1996, of our report dated February 9, 1996 on our audit of the financial statements of the Terrace Gardens and Lenox Inn for the year ended December 31, 1995, appearing in the Company's current report on Form 8-K/A dated January 4, 1996, and of our report dated February 6, 1997, on our audit of the consolidated financial statements of Westport Holdings, L.L.C. as of January 2, 1997, and for the year then ended, which report is included in the current report on Form 8-K dated February 10, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                Coopers & Lybrand L.L.P.

San Francisco, California
February 20, 1997